Exhibit 2.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made and entered into as of May 26, 2022 (the “Effective Date”) by and among (i) J.P. Carroll & Co., LLC, a North Carolina limited liability company (“JP Seller”), (ii) Eagle Creek Ranch L.L.C., a Colorado limited liability company (“ECR Seller” and, together with JP Seller, “Interest Sellers”), (iii) NR3 Nutrient Recovery, LLC, a North Carolina limited liability company (“Asset Seller” and, together with Interest Sellers, “Sellers” and each individually, a “Seller”), (iv) Joseph P. Carroll, Jr. (“Carroll”), (v) Martin A. Redeker (“Redeker”), (vi) Montauk Ag Renewables, LLC, a Delaware limited liability company (f/k/a Montauk Swine Ag, LLC) (“Buyer”); and (vii) Montauk Energy Holdings, LLC, a Delaware limited liability company (“Company”).

RECITALS:

WHEREAS, Sellers, Carroll, Redeker and Buyer entered into that certain Membership Interest and Asset Purchase Agreement dated as of May 10, 2021 (the “MIAPA”);

WHEREAS, Redeker is an owner of interests in certain of the Sellers and benefited directly or indirectly from the transactions contemplated by the MIAPA, and, in conjunction with the execution of the MIAPA, Redeker and Company entered into that certain Employment Offer and Understanding dated as of May 10, 2021 (the “Redeker EA”);

WHEREAS, Carroll is an owner of interests in certain of the Sellers and benefited directly or indirectly from the transactions contemplated by the MIAPA, and, in conjunction with the execution of the MIAPA, Carroll and Company entered into that certain Employment Offer and Understanding dated as of May 10, 2021 (the “Carroll EA” and, together with the MIAPA and Redeker EA, the “Agreements”); and

WHEREAS, the parties hereto now desire to make certain related amendments to the Agreements to which they are parties pursuant to this Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

Recitals; Defined Terms. The recitals are incorporated into this Amendment and are an integral part hereof. Capitalized terms not otherwise defined herein are incorporated by reference into this Amendment with the respective definitions given them in the MIAPA, the Redeker EA or the Carroll EA, as applicable.

2.	Amendment to Section 9 of the MIAPA. Sellers, Carroll, Redeker and Buyer agree that Section 9 of the MIAPA is hereby deleted in its entirety and replaced with the following:

“SECTION 9. INTENTIONALLY DELETED”

3.	Amendment to Redeker EA. Redeker and Company agree that the Redeker EA is hereby amended as follows:

(a)	Section 3.1(b)(iv) of the Redeker EA is deleted in its entirety and replaced with the following:

‘“Time-Based Restricted Stock Award”: In accordance with the Restricted Stock Agreements, Grant Agreements, and the Montauk Renewables, Inc. Equity and Incentive Compensation Plan, all of which are attached as Exhibit B hereto, a one-time Restricted Stock Award of Montauk Renewables, Inc. equivalent of $6,250,000 divided by the Market Value per Share on the Date of Grant; provided, however, that in no event will the total number of Restricted Shares exceed 625,000 Restricted Shares or be less than 500,000 Restricted Shares, notwithstanding whether the value of such Restricted Shares equals $6,250,000 in the aggregate on the Date of Grant with a five (5) year vesting schedule as follows:

(1) Year 1: 0%

(2) Year 2: 0%

(3) Year 3: 20%

(4) Year 4: 20%

(5) Year 5: 60%”

For the avoidance of doubt, the amendment to Section 3.1(b)(iv) of the Redeker EA is an amendment to the vesting terms of Redeker’s May 10, 2021 Restricted Stock Award only and is not a new or additional grant.

(b)	Section 4.1(c) of the Redeker EA is deleted in its entirety.

(c)	Section 4.1(d) of the Redeker EA is deleted in its entirety.

(d)	Section 4.1(e) of the Redeker EA is hereby renumbered as Section 4.1(c).

(e)	Sections 4.1(f) (i), (ii) and (iii) of the Redeker EA are deleted in their entirety.

(f)	Section 4.2 – the title is deleted in its entirety and replaced with the following:

Section 4.2 – Termination With or Without Cause.

(g)	Section 4.2(a) is deleted in its entirety and replaced with the following:

(a) The Company may terminate the Executive’s employment hereunder at any time with or without Cause (other than by reason of death, Disability, or voluntary resignation of the Executive).

(h)	Section 4.2(b) is modified to add the words “with or” in front of “without” in the first sentence.

(i)	The title of Section 4.3 is deleted in its entirety and replaced with the following:

Section 4.3     Voluntary Termination.

Section 4.3(a) is modified by deleting the first sentence.

Section 4.3(b) is modified by removing the phrase “by the Company for Cause or” in the first sentence.

(j)	Section 4.4 of the Redeker EA is deleted in its entirety and replaced with the following:

“SECTION 4.4. INTENTIONALLY DELETED.”

(k)	Section 4.6 of the Redeker EA is deleted in its entirety and replaced with the following:

“SECTION 4.6. INTENTIONALLY DELETED.”

4.	Amendment to Carroll EA. Carroll and Company agree that the Carroll EA is hereby amended as follows:

(a)	Section 3.1(b)(iv) of the Carroll EA is deleted in its entirety and replaced with the following:

‘“Time-Based Restricted Stock Award”: In accordance with the Restricted Stock Agreements, Grant Agreements, and the Montauk Renewables, Inc. Equity and Incentive Compensation Plan, all of which are attached as Exhibit B hereto, a one-time Restricted Stock award of Montauk Renewables, Inc. equivalent of $6,250,000 divided by the Market Value per Share on the Date of Grant; provided, however, that in no event will the total number of Restricted Shares exceed 625,000 Restricted Shares or be less than 500,000 Restricted Shares, notwithstanding whether the value of such Restricted Shares equals $6,250,000 in the aggregate on the Date of Grant with a five (5) year vesting schedule as follows:

(1) Year 1: 0%

(2) Year 2: 0%

(3) Year 3: 20%

(4) Year 4: 20%

(5) Year 5: 60%”

For the avoidance of doubt, the amendment to Section 3.1(b)(iv) of the Carroll EA is an amendment to the vesting terms of Carroll’s May 10, 2021 Restricted Stock Award only and is not a new or additional grant.

(b)	Section 4.1(c) of the Carroll EA is deleted in its entirety.

(c)	Section 4.1(d) of the Carroll EA is deleted in its entirety.

(d)	Section 4.1(e) of the Carroll EA is hereby renumbered as Section 4.1(c).

(e)	Sections 4.1(f) (i), (ii) and (iii) of the Carroll EA are deleted in their entirety.

(f)	Section 4.2 – the title is deleted in its entirety and replaced with the following:

Section 4.2 – Termination With or Without Cause.

(g)	Section 4.2(a) is deleted in its entirety and replaced with the following:

(a) The Company may terminate the Executive’s employment hereunder at any time with or without Cause (other than by reason of death, Disability, or voluntary resignation of the Executive).

(h)	Section 4.2(b) is modified to add the words “with or” in front of “without” in the first sentence.

(i)	The title of Section 4.3 is deleted in its entirety and replaced with the following:

Section 4.3     Voluntary Termination.

Section 4.3(a) is modified by deleting the first sentence.

Section 4.3(b) is modified by removing the phrase “by the Company for Cause or” in the first sentence.

(j)	Section 4.4 of the Carroll EA is deleted in its entirety and replaced with the following:

“SECTION 4.4. INTENTIONALLY DELETED.”

(k)	Section 4.6 of the Carroll EA is deleted in its entirety and replaced with the following:

“SECTION 4.6. INTENTIONALLY DELETED.”

5.

Grant Agreements. Carroll and Redeker acknowledge that their respective May 10, 2021, Notices of Grant of Restricted Stock (NR3 Performance-Based Grant) and Restricted Stock Agreements will be amended and restated pursuant to this Amendment to incorporate modifications to the vesting terms in those documents that correspond to the amendments to the Redeker EA and Carroll EA set forth herein.

6.

Forfeiture of Restricted Shares. The parties acknowledge that the Restricted Shares will vest pursuant to the terms of the Sign-On Grant and the Performance Grant, as amended, other than in the event Carroll or Redeker voluntarily terminate their employment with the Company. Such a voluntary termination of employment by Carroll or Redeker is the only circumstance under which the Restricted Shares will not vest and will be forfeited.

7.

No Other Amendment and Entire Agreement. All other provisions of the MIAPA, the Redeker EA and the Carroll EA, and the May 10, 2021 Notices of Grant of Restricted Stock (NR3 Performance-Based Grant) and Restricted Stock Agreements not specifically referenced in this Amendment shall remain in full force and effect. The MIAPA, the Redeker EA and the Carroll EA, and the May 10, 2021 Notices of Grant of Restricted Stock (NR3 Performance-Based Grant) and Restricted Stock Agreements as amended by this Amendment, constitutes the entire agreement hereto with respect to the subject matter hereof.

8.

Choice of Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal Law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

9.

Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the Effective Date.

BUYER:	INTEREST SELLERS:

MONTAUK AG RENEWABLES, LLC	J.P. CARROLL & CO., LLC

By: /s/ Joseph P. Carroll, Jr.
By: /s/ Sean F. McClain	Joseph P. Carroll, Jr., Manager
Sean F. McClain
CEO
EAGLE CREEK RANCH, L.L.C.

By: /s/ Martin A. Redeker
Martin A. Redeker, Manager

ASSET SELLER:	COMPANY:

NR3 NUTRIENT RECOVERY, LLC	MONTAUK ENERGY HOLDINGS, LLC

By: /s/ Martin A. Redeker	By: /s/ Sean F. McClain
Martin A. Redeker, Manager	Sean F. McClain
President and CEO

CARROLL:	REDEKER:

/s/ Joseph P. Carroll, Jr.	/s/ Martin A. Redeker
Joseph P. Carroll, Jr.	Martin A. Redeker